Exhibit 99.2

CONSENT OF CLARENCE J.WENDT

I, Clarence J. Wendt, P. Geo, formerly of Pincock, Allen & Holt, hereby consent to the reliance in this Amendment No. 1 to the Registration Statement on Form F-4 of Gammon Gold Inc. on my report entitled “Guadalupe y Calvo Gold-Silver Project, Chihuahua, Mexico” dated November 25, 2002.

Dated: December 13, 2010	By:
Clarence J. Wendt